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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form S-3 (No. 333-53688) of our report dated June 4, 2003 relating to the balance sheet of CIT Equipment Collateral 2003-VT1, which appears in the related Prospectus Supplement of CIT Equipment Collateral 2003-VT1. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP



New York, New York
June 11, 2003